UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2017, Marina Biotech, Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) with respect to those certain promissory notes in the aggregate principal amount of $300,000 (each a “Note” and collectively the “Notes”) that the Company issued to two accredited investors (the “Purchasers”) pursuant to that certain Note Purchase Agreement dated June 20, 2016 by and among the Company and the Purchasers (the “Purchase Agreement”), and those certain warrants to purchase up to an aggregate of 9,512,633 shares of the common stock of the Company that were originally issued pursuant to that certain Note and Warrant Purchase Agreement dated as of February 10, 2012 by and among the Company, MDRNA Research, Inc., Cequent Pharmaceuticals, Inc. and the purchasers identified on the signature pages thereto (as such agreement was amended from time to time) and that were amended concurrently with the Purchase Agreement to, among other things, extend the price protection with respect to dilutive offerings afforded thereunder to June 19, 2017 (such warrants, as so amended, the “Amended Prior Warrants”).

Pursuant to the Amendment Agreement, among other things:

(i)	the maturity date of the Notes was extended from June 20, 2017 to December 31, 2017;

(ii)	the Purchasers agreed, upon the closing of any financing transaction yielding aggregate gross proceeds to the Company of not less than $3 million that occurs while the Notes are outstanding (including, without limitation, the financing transaction contemplated by the Registration Statement on Form S-1 that the Company filed with the U.S. Securities and Exchange Commission on June 26, 2017 (No. 333-218982) (any such financing transaction, the “Qualifying Financing Transaction”), to convert the outstanding principal balance and any accrued interest thereon into the securities of the Company to be issued and sold at the closing of such financing transaction at the most favorable price and terms at which securities of the Company are sold to investors in such financing transaction;

(iii)	the parties agreed to extend the exercise price protection with respect to the Amended Prior Warrants resulting from dilutive issuances until the expiration of the term of the Amended Prior Warrants (currently February 10, 2020); provided, that such protection shall not apply to the Qualifying Financing Transaction;

(iv)	the Company agreed to issue to the Purchasers, on a pro rata basis, such number of the securities of the Company as are being issued to investors in the Qualifying Financing Transaction as have an aggregate purchase price equal to $375,000 (such securities, the “Consideration Securities”);

(v)	the Purchasers agreed to waive any claim that the Purchasers have, had or may have had, that the exercise price of the Amended Prior Warrants should be reduced to an amount less than $0.28 as a result of any issuance of securities that occurred, or that may have occurred, while the Amended Prior Warrants were outstanding and prior to the date of the Amendment Agreement;

(vi)	the Purchasers agreed that they shall not, for a period of 90 days after the closing of the Qualifying Financing Transaction, sell any Consideration Securities (or any securities issuable upon exercise or conversion of the Consideration Securities) without the prior written consent of the placement agent with respect to the Qualifying Financing Transaction;

(vii)	the Purchasers agreed that they shall not, beginning ninety (90) days following the closing of the Qualifying Financing Transaction, sell, in the aggregate, on any given trading day: (x) for so long as the closing price of the common stock is less than or equal to 200% of the per share purchase price of the Consideration Securities in the Qualifying Financing Transaction on the immediately preceding trading day, such number of Consideration Securities (or shares of common stock issuable upon exercise or conversion of the Consideration Securities) as is equal to more than 5% of the total number of shares of common stock traded on such trading day; and (y) for so long as the closing price of the common stock is greater than 200% of the per share purchase price of the Consideration Securities in the Qualifying Financing Transaction on the immediately preceding trading day, such number of Consideration Securities (or shares of common stock issuable upon exercise or conversion of the Consideration Securities) as is equal to more than 10% of the total number of shares of common stock traded on such trading day; and

(viii)	each Purchaser agreed that, prior to one year before the termination date of the Prior Amended Warrants, such Purchaser shall not exercise any of the Prior Amended Warrants at such time as such Purchaser holds any Consideration Securities (or any securities issued upon the exercise or conversion of any Consideration Securities).

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement, dated July 3, 2017, by and among Marina Biotech, Inc. and the lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

July 5, 2017	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement, dated July 3, 2017, by and among Marina Biotech, Inc. and the lenders signatory thereto.